UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 13, 2014

FIRST AMERICAN FINANCIAL CORPORATION

(Exact Name of the Registrant as Specified in Charter)

Delaware	001-34580	26-1911571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 First American Way, Santa Ana, California		92707-5913
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (714) 250-3000

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into Material Definitive Agreement.

The description contained in Item 2.03 below is hereby incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 14, 2014, First American Financial Corporation (the “Company”) entered into an amended and restated credit agreement with JPMorgan Chase Bank, N.A. (“JPMorgan”) in its capacity as administrative agent and the lenders party thereto. The credit agreement is comprised of a $700 million revolving credit facility. Proceeds under the credit agreement may be used for general corporate purposes.

This agreement amends and restates the Company’s $600 million senior unsecured credit agreement dated as of April 17, 2012 and amended on November 14, 2012.

Unless terminated earlier, the revolving loan commitments under the credit agreement will terminate on the fifth anniversary of the date of closing, or May 14, 2019. The obligations of the Company under the credit agreement are neither secured nor guaranteed.

The credit agreement includes an expansion option that permits the Company, subject to satisfaction of certain conditions, to increase the revolving commitments and/or add term loan tranches (“Incremental Term Loans”) in an aggregate amount not to exceed $150,000,000. Incremental Term Loans, if made, may not mature prior to the revolving commitment termination date, provided that amortization may occur prior to such date. Incremental Term Loans shall rank pari passu in right of payment with revolving loans.

At the Company’s election, borrowings of revolving loans under the credit agreement bear interest at (a) the Alternate Base Rate plus the applicable spread or (b) the Adjusted LIBO Rate plus the applicable spread (in each case as defined in the agreement). The Company may select interest periods of one, two, three or six months or (if agreed to by all lenders) such other number of months for Eurodollar borrowings of loans. The applicable spread varies depending upon the Debt Rating assigned by Moody’s and/or S&P. The minimum applicable spread for Alternate Base Rate borrowings is 0.625 percent and the maximum is 1.00 percent. The minimum applicable spread for Adjusted LIBO Rate borrowings is 1.625 percent and the maximum is 2.00 percent. The rate of interest on Incremental Term Loans will be established at or about the time such loans are made and may differ from the rate of interest on revolving loans.

The credit agreement includes representations and warranties, reporting covenants, affirmative covenants, negative covenants, financial covenants and events of default customary for financings of this type. Upon the occurrence of an event of default the lenders may accelerate the loans. Upon the occurrence of certain insolvency and bankruptcy events of default the loans will automatically accelerate.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On May 13, 2014, the Compensation Committee of the Company authorized the Company to enter into revised employment agreements with Dennis J. Gilmore and Kenneth D. DeGiorgio and to enter into new employment agreements with Christopher M. Leavell and Mark E. Seaton. The term of each of the new and revised agreements expires on December 31, 2017. Under the agreements, Mr. Gilmore will continue to serve as the Company’s chief executive officer; Mr. DeGiorgio will continue to serve as an executive vice president of the Company; Mr. Leavell will continue to serve as the chief operating officer of the Company’s primary subsidiary and Mr. Seaton will continue to serve as the Company’s chief financial officer and executive vice president. The agreements specify minimum base salaries equal to the executives’ current base salaries, which are $900,000, $725,000, $675,000 and $525,000 for Messrs. Gilmore, DeGiorgio, Leavell and Seaton, respectively. Determinations regarding bonus amounts, long term incentive awards and any increases in base salary are at the discretion of the Company’s Compensation Committee or Board of Directors.

The agreements provide that if the Company terminates the executive’s employment without cause, the executive is entitled to an amount representing twice the sum of the executive’s base salary and the second largest of the prior three years’ bonuses. Half of this sum would be paid over the first year following termination in twelve equal monthly installments, and the other half would be paid at the end of this one-year period. The executive’s receipt of these amounts would be contingent on the Company’s receipt of a release from the executive as well as the executive’s compliance with certain non-solicitation and confidentiality provisions contained within the agreement. In addition, if the executive’s employment is terminated without cause and the executive would otherwise, during the term of the agreement, have reached his “early retirement date” under the Company’s Executive Supplemental Retirement Plan, then the executive’s benefit under the plan, if any, will be deemed vested on his early retirement date notwithstanding the termination, provided that the executive’s “final average compensation” used to determine the amount of the benefit would be determined as of his actual termination date.

Item 5.07. Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of the Company was held on May 13, 2014. Results of the voting at the meeting are set forth below.

Election of Class I Directors. The names of the persons who were nominated to serve as Class I directors of the Company to serve for a three-year term are listed below, together with a tabulation of the results of the voting at the annual meeting with respect to each nominee. All Class I director nominees were elected.

Name of Class I Nominee	Votes For	Votes Withheld	Broker Non-Votes
James L. Doti	91,502,399	997,640	7,488,183
Michael D. McKee	88,894,044	3,605,995	7,488,183
Thomas V. McKernan	91,456,331	1,043,708	7,488,183
Virginia M. Ueberroth	91,487,566	1,012,473	7,488,183

Advisory Vote on Executive Compensation. At the meeting, the stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, with 90,476,532 votes for, 1,395,316 votes against, 628,191 votes abstaining and 7,488,183 broker non-votes.

Ratification of Independent Public Accountants. At the meeting, the stockholders of the Company also voted to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2014, with 99,280,241 votes for, 296,307 votes against and 411,674 votes abstaining.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST AMERICAN FINANCIAL CORPORATION

Date: May 16, 2014	By:	/s/ MARK E. SEATON
Name: Mark E. Seaton
Title: Executive Vice President and Chief Financial Officer

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